EXHIBIT 10.10

FIRST AMENDMENT, dated as of May 1, 2017 (this “Agreement”), to the Senior Lien Term Loan Credit Agreement dated as of October 25, 2016 (as amended, supplemented or otherwise modified to the date hereof, the “Credit Agreement”), among FORTERRA FINANCE, LLC (the “Borrower”), FORTERRA, INC. (“Holdings”), the several banks and other financial institutions or entities from time to time party thereto as lenders, and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”).

A.Pursuant to Section 2.24 of the Credit Agreement, the Borrower has requested to incur a Replacement Facility to replace in full all Senior Lien Term Loans outstanding immediately prior to the effectiveness of this Agreement (the “Existing Senior Lien Term Loans”) with the Replacement Term Loans (as defined below), and which Replacement Term Loans shall have the same terms (other than to the extent expressly provided in this Agreement) under the Loan Documents as the Existing Senior Lien Term Loans.

B.Each Senior Lien Term Loan Lender that executes and delivers a signature page to this Agreement in the form of the Lender New Commitment posted on LendAmend on April 3, 2017 (the “Lender New Commitment”) (each, a “Consenting Term Loan Lender”), will be deemed to have irrevocably agreed and consented to the terms of this Agreement.

C.The person set forth on Schedule I hereto (the “Replacement Term Loan Lender”) will be deemed to have irrevocably agreed and consented to the terms of this Agreement and will commit to make the Replacement Term Loans (the “Replacement Term Loans”) to the Borrower under the Credit Agreement on the First Amendment Closing Date (as defined below) in the amount set forth opposite such Replacement Term Loan Lender’s name on Schedule I hereto.

D.Pursuant to Section 2.23 of the Credit Agreement, the Borrower has requested that the person set forth on Schedule II hereto (the “Incremental Term Loan Lender”) extend additional Senior Lien Term Loans (the “Incremental Term Loans”) to the Borrower under the Credit Agreement in an aggregate principal amount equal to $200.0 million.

E.The Incremental Term Loan Lender is willing to provide the Incremental Term Loans to the Borrower on the First Amendment Closing Date on the terms set forth herein and in the Credit Agreement and subject to the conditions set forth herein.

F.The Incremental Term Loans shall constitute additional Term Loans under the Credit Agreement and, after giving effect to this Agreement, shall have the same terms (except for issue price) as, and become part of the same Class of Term Loans as, the Replacement Term Loans.

G.The proceeds of (i) the Replacement Term Loans will be used to replace in full all Existing Senior Lien Term Loans, on the terms and subject to the conditions set forth herein, and (ii) the Incremental Term Loans will be used to repay outstanding ABL Obligations and to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement. Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined in this Agreement have the meanings assigned thereto in the Credit Agreement. The provisions of Section 1.2 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. This Agreement shall be an “Incremental Facility Amendment” and a “Replacement Facility Amendment”, in each case for all purposes of the Credit Agreement, and shall be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. Each Replacement Term Loan Lender and Incremental Term Loan Lender shall, upon the effectiveness of this Agreement in accordance with Section 6 hereof, be a party to the Credit Agreement, have the rights and obligations of a Lender thereunder, and shall be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2. Amendments to the Credit Agreement. Subject to the satisfaction or waiver of the conditions set forth in Section 6 hereof, the Credit Agreement is hereby amended as follows:

(a)Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order therein:

“Existing Senior Lien Term Loans” has the meaning specified in the First Amendment.

“First Amendment”: the First Amendment dated as of May 1, 2017, among the Borrower, Holdings, the Guarantors party thereto, the Administrative Agent, and the Lenders party thereto.

“First Amendment Closing Date”: May 1, 2017.

(b)Section 1.1 of the Credit Agreement is hereby amended by amending and restating clause (a) of the definition of “Applicable Margin” in its entirety to read as follows:

“(a) with respect to the Senior Lien Term Loans, the rate per annum equal to
(i) for ABR Loans, 2.00% and (ii) for Eurodollar Loans, 3.00%,”.

(c)Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of "Senior Lien Term Loan" in its entirety to read as follows:

“Senior Lien Term Loan”: the Replacement Term Loans and the Incremental Term Loans made on the First Amendment Closing Date pursuant to the First Amendment.

(d)Section 2.2 of the Credit Agreement is hereby amended by adding the following text at the end thereof:

The Borrower shall deliver to the Administrative Agent a Borrowing Request, not later than 11:00 a.m., New York City time, one Business Day before the anticipated First Amendment Closing Date requesting that the Replacement Term Loan Lender and the Incremental Term Loan Lender make the Replacement Term Loans and the Incremental Term Loans, respectively, on the First Amendment Closing Date. The Borrowing Request must specify (i) the principal amount of the Replacement Term Loans and Incremental Term Loans to be borrowed, (ii) the requested date of the Borrowing (which shall be a Business Day), (iii) the Type of Replacement Term Loans and Incremental Term Loans to be borrowed, (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest

Period” (provided that, notwithstanding anything to the contrary in the definition of the term “Interest Period”, the initial Interest Period with respect to the Replacement Term Loans and Incremental Term Loans to be borrowed on the First Amendment Closing Date may be for such period specified in the applicable Borrowing Request that is acceptable to the Administrative Agent) and (v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.8. Furthermore, in connection with any borrowing of Replacement Term Loans and Incremental Term Loans as ABR Loans on the First Amendment Closing Date, notwithstanding anything to the contrary in Section 2.9(b), the Borrower shall be permitted to make a conversion election to convert such Term Loans to Eurodollar Loans by notice given not later than 11:00 a.m., New York City time, one Business Day before the anticipated First Amendment Closing Date, for conversion effective on the Business Day immediately following the First Amendment Closing Date, and such Eurodollar Loans shall be permitted to be for any Interest Period permitted by clause (iv) of the immediately preceding sentence.

(e)	Section 2.3 of the Credit Agreement is hereby replaced in its entirety as follows:

2.3 Repayment of Senior Lien Term Loans. The Senior Lien Term Loan of each
Senior Lien Term Loan Lender shall be repaid in consecutive quarterly installments on the last day of each fiscal quarter of Holdings or, if such date is not a Business Day, on the last Business Day of such fiscal quarter ending nearest to such date (each, a “Senior Lien Term Loan Installment Date”), in the amounts set forth in the table below (in each case as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.14 and repurchases in accordance with Section 9.4(g)); provided that the final principal repayment installment of the Senior Lien Term Loans repaid on the Senior Lien Term Loan Maturity Date shall be, in any event, in an amount equal to the aggregate principal amount of all Senior Lien Term Loans outstanding on such date.

Installment	Principal Amount
June 30, 2017	$3,127,512.56
September 30, 2017	$3,127,512.56
December 31, 2017	$3,127,512.56

March 31, 2018	$3,127,512.56
June 30, 2018	$3,127,512.56
September 30, 2018	$3,127,512.56
December 31, 2018	$3,127,512.56
March 31, 2019	$3,127,512.56
June 30, 2019	$3,127,512.56
September 30, 2019	$3,127,512.56
December 31, 2019	$3,127,512.56
March 31, 2020	$3,127,512.56
June 30, 2020	$3,127,512.56
September 30, 2020	$3,127,512.56
December 31, 2020	$3,127,512.56
March 31, 2021	$3,127,512.56
June 30, 2021	$3,127,512.56
September 30, 2021	$3,127,512.56
December 31, 2021	$3,127,512.56
March 31, 2022	$3,127,512.56
June 30, 2022	$3,127,512.56
September 30, 2022	$3,127,512.56
December 31, 2022	$3,127,512.56
March 31, 2023	$3,127,512.56
June 30, 2023	$3,127,512.56
September 30, 2023	$3,127,512.56
October 25, 2023	$1,163,434,673.37

(f)Section 2.12 of the Credit Agreement is hereby amended by amending and restating clause (e) in its entirety to read as follows:

“(e) In the event that, prior to the date that is six (6) months after the First Amendment Closing Date, the Borrower (i) makes any repayment, prepayment, purchase or buyback of Senior Lien Term Loans in connection with any Repricing Event or (ii) effects any amendment of this Agreement resulting in a Repricing Event, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Senior Lien Term Loan Lenders (x) in the case of clause (i), a prepayment premium of 1.0% of the aggregate principal amount of the Senior Lien Term Loans so being prepaid, repaid or purchased and (y) in the case of clause (ii), an amount equal to 1.0% of the aggregate principal amount of the applicable Senior Lien Term Loans outstanding immediately prior to such amendment that are subject to such Repricing Event.

(g)Section 3.14 of the Credit Agreement is hereby amended by adding the following new sentence immediately after the last sentence thereof:

“The proceeds of all Replacement Term Loans (as defined in the First Amendment) made on the First Amendment Closing Date will be used on the First Amendment Closing Date to pay in full all outstanding principal of all of the Existing Senior Lien Term Loans, on the terms and subject to the conditions set forth in the First Amendment. The proceeds of the Incremental

Term Loans (as defined in the First Amendment) made on the First Amendment Closing Date will be used to repay outstanding ABL Obligations and to pay fees and expenses incurred in connection with the transactions contemplated by the First Amendment.”

SECTION 3. Consenting Term Loan Lenders; Replacement Term Loans; Administrative Agent Authorization.

(a)Consenting Term Loan Lenders; Replacement Term Loan Lender.    On the terms set forth herein and in the Credit Agreement and subject to the conditions set forth herein,
(i)each Consenting Term Loan Lender, severally and not jointly, irrevocably agrees to the terms of this Agreement and (ii) the Replacement Term Loan Lender (A) irrevocably agrees to the terms of this Agreement and (B) irrevocably commits to make, upon the First Amendment Closing Date, Replacement Term Loans in the amount set forth opposite its name on Schedule I hereto. From and after the First Amendment Closing Date, the Replacement Term Loan Lender shall be a “Lender”, a “Senior Lien Term Loan Lender” and an “Additional Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents. The commitments of the Replacement Term Loan Lender and the undertakings of the Consenting Term Loan Lenders are several.

(b)	Replacement Term Loans.

(i)As of the First Amendment Closing Date, the Replacement Term Loans shall be “Senior Lien Term Loans” and “Replacement Term Loans” under, and for all purposes of, the Credit Agreement and the other Loan Documents. The Replacement Term Loans shall be deemed to have been incurred under a “Replacement Facility” under, and for all purposes of the Credit Agreement and the other Loan Documents. The Replacement Term Loans shall have the same terms as the Existing Senior Lien Term Loans outstanding immediately prior to the First Amendment Closing Date, other than to the extent expressly provided in this Agreement. Without limiting the foregoing, the Replacement Term Loans shall have the same maturity date as the Existing Senior Lien Term Loans outstanding immediately prior to the First Amendment Closing Date. Upon the First Amendment Closing Date, the Replacement Term Loans shall be treated as part of the same Class for all purposes of the Credit Agreement and the other Loan Documents.

(ii)On the First Amendment Closing Date, the proceeds of all Replacement Term Loans shall be applied to prepay in full all principal of all of the Existing Senior Lien Term Loans, on the terms and subject to the conditions set forth herein. Notwithstanding anything herein or in the Credit Agreement to the contrary, the aggregate principal amount of the Replacement Term Loans shall not exceed the aggregate principal amount of the Existing Senior Lien Term Loans outstanding immediately prior to the First Amendment Closing Date.

(iii)It is acknowledged and agreed that pursuant to the Cashless Settlement of Existing Senior Lien Term Loans dated the date hereof among the Borrower, Credit Suisse AG, Cayman Islands Branch, as the New Lender (as defined therein), the Administrative Agent and each Consenting Term Loan Lender party thereto, each such Consenting Term Loan Lender has waived any breakage loss, cost or expense due and payable to it by the Borrower pursuant to Section 2.18 of the Credit Agreement with respect to the repayment of the Existing Senior Lien Term Loans on a date other than the last day of the Interest Period relating to such Existing Senior Lien Term Loans.

(iv)	[reserved]

(v)The Borrower and the Administrative Agent hereby consent to any assignments made by the Replacement Term Loan Lender or any affiliate thereof to the Persons included in the list of allocations separately provided to the Borrower and the Administrative Agent (or any Approved Funds or Affiliate of such Persons) in connection with the primary syndication of the Replacement Term Loans.

(vi)Each Consenting Term Loan Lender and the Replacement Term Loan Lender hereby waives the requirement in Section 2.24(a) of the Credit Agreement that the Replacement Term Loans be incurred in an integral multiple of $1,000,000.

(c)Administrative Agent Authorization. The Borrower, each Consenting Term Loan Lender and the Replacement Term Loan Lender hereby authorize the Administrative Agent to (i) determine all amounts, percentages and other information with respect to the Loans of each Lender, which amounts, percentages and other information may be determined only upon receipt by the Administrative Agent of Lender New Commitments of the Consenting Term Loan Lenders and (ii) enter and complete all such amounts, percentages and other information in the Register. The Administrative Agent’s determination and entry and completion shall be conclusive evidence of the existence, amounts, percentages and other information with respect to the obligations of the Borrower under the Credit Agreement, in each case, absent manifest error.

SECTION 4. Incremental Term Loans.

(a)Incremental Term Loans. On the terms and subject to the conditions set forth herein, on the First Amendment Closing Date, the Incremental Term Loan Lender hereby agrees to make Incremental Term Loans to the Borrower in an aggregate principal amount set forth opposite its name on Schedule II hereto. It is understood and agreed that on the First Amendment Closing Date, the Incremental Term Loans shall be added to (and form part of) each Term Borrowing of outstanding Term Loans on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Senior Lien Term Loan Lender will participate proportionately in each then outstanding Term Borrowing. Interest will begin accruing on the Incremental Term Loans on the First Amendment Closing Date.

(b)The Incremental Term Loans shall be an “Incremental Facility” for all purposes of the Credit Agreement and the other Loan Documents. The Incremental Term Loans shall have the same terms applicable to, and shall be, “Senior Lien Term Loans” under the Credit Agreement. From and after the First Amendment Closing Date, the Incremental Term Loan Lender shall constitute a “Lender”, the Incremental Term Loan Lender shall constitute a “Senior Lien Term Loan Lender” and the Incremental Term Loans shall constitute “Term Loans”, in each case for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that, as of the First Amendment Closing Date:

(a)The Borrower has the organizational power and authority, and the legal right, to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement, the Credit Agreement and the other Loan Documents;

(b)The Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement, the Credit Agreement and the other

Loan Documents;

(c)This Agreement has been duly executed and delivered on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(d)Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects on and as of the First Amendment Closing Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specified date, in which case such representations and warranties are true and correct in all material respects as of such earlier date (it being understood and agreed that the reference in Section 3.18 of the Credit Agreement to “the Closing Date, after giving effect to the Transactions to be consummated on the Closing Date” shall be deemed to refer instead to “the First Amendment Closing Date, after giving effect to the transactions to be consummated on the First Amendment Closing Date”); provided that, in each case such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or Material Adverse Effect.

SECTION 6. Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective on the first date (the “First Amendment Closing Date”) on which the following conditions precedent are satisfied or waived:

(a)(i) the aggregate principal amount of the Replacement Term Loans shall be equal to the aggregate principal amount of the Existing Senior Lien Term Loans outstanding on the First Amendment Closing Date and (ii) the Borrower shall have, concurrently with the making of the Replacement Term Loans, paid all accrued and unpaid interest and other amounts on the aggregate principal amount of the Existing Senior Lien Term Loans;

(b)the Administrative Agent (or its counsel) shall have received counterparts of this Agreement that, when taken together, bear the signatures of (1) the Borrower, (2) Holdings, (3) the Administrative Agent, (4) the Replacement Term Loan Lender,
(5) the Incremental Term Loan Lender, and (6) each Consenting Term Loan Lender;

(c)all fees and expenses in connection with this Agreement or under any other Loan Document or other agreement with the Borrower relating to the transactions contemplated hereby (including reasonable and documented out-of-pocket legal fees and expenses required to be paid by the Borrower pursuant to Section 9.3(a) of the Credit Agreement) payable by the Borrower on or before the First Amendment Closing Date shall have been paid to the extent then due; provided that any such expenses shall be required to be paid, as a condition precedent to the First Amendment Closing Date, only to the extent invoiced at least one (1) Business Day prior to the First Amendment Closing Date;

(d)the Administrative Agent shall have received a solvency certificate in the form of Exhibit J to the Credit Agreement from a Responsible Officer of Holdings with respect to the solvency of Holdings and its Subsidiaries, on a consolidated basis, after giving effect to this Agreement and the transactions contemplated hereby;

(e)the Administrative Agent shall have received a duly executed officer’s certificate of the Borrower certifying, as of the First Amendment Closing Date, that (A) each of the representations and warranties set forth in Section 5 above are true and correct on and as of the First Amendment Closing Date and (B) no Default or Event of Default has occurred and is continuing both before and immediately after giving effect to this Agreement and the transactions contemplated hereby, or will result therefrom;

(f)	the Administrative Agent shall have received the following:

(i)a copy of a short form certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each Loan Party is organized, dated reasonably near the First Amendment Closing Date, certifying that such Loan Party is duly organized and in good standing or full force and effect under the laws of such jurisdiction; and

(ii)a certificate of the Secretary, Assistant Secretary or other appropriate Responsible Officer of each Loan Party, dated the First Amendment Closing Date and certifying (1) (x) that attached thereto is a true and complete copy of the by- laws or operating agreement of such Loan Party as in effect on the First Amendment Closing Date and at all times since a date prior to the date of the resolutions described in clause (2) below or (y) that the by-laws or operating agreement of such Loan Party provided in the certificate delivered on the Closing Date are still in effect, (2) (x) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers, member or other governing body, as applicable, of such Loan Party authorizing the execution, delivery and performance of this Agreement and the borrowings hereunder, in the case of the Borrower, and any Loan Documents to which each such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect or (y) that the resolutions adopted by the board of directors, board of managers, member or other governing body, as applicable, of such Loan Party in connection with the entry into the Credit Agreement on the Closing Date have not been modified, rescinded or amended and are in full force and effect, and (3) (x) as to the incumbency and specimen signature of each officer executing this Agreement or any other Loan Document or any other document delivered in connection herewith on behalf of such Loan Party or (y) that the incumbency and specimen signature of each officer executing this Agreement provided on the Closing Date have not changed;

(g)the Administrative Agent shall have received, on behalf of itself and the Lenders, an opinion of (i) Gibson, Dunn & Crutcher LLP, New York counsel to the Loan Parties,
(ii)Maynard Cooper & Gales, P.C., Alabama counsel to the Loan Parties, (iii) Rogers Towers, P.A., Florida counsel to the Loan Parties, (iv) Butler Snow LLP, Tennessee counsel to the Loan Parties, (v) Belin McCormick, P.C., Iowa counsel to the Loan Parties and (vi) Dinsmore & Shohl LLP, Ohio counsel to the Loan Parties, in each case, dated the First Amendment Closing Date and addressed to the Administrative Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent; and

(h)delivery of a Borrowing Request pursuant to Section 2.2 of the Credit Agreement, as amended hereby.

SECTION 7. Mortgaged Property. Within 90 days after the First Amendment Closing Date (or by such later date as the Administrative Agent in its sole discretion may permit), the Borrower shall deliver, with respect to each Mortgaged Property, (i) a new mortgage or an amendment and restatement of the existing Mortgage (each, a “Mortgage Amendment”) approved by local or foreign counsel (as applicable) reasonably acceptable to the Administrative Agent, and in form reasonably necessary to reflect that the lien securing the Obligations under the Credit Agreement encumbers such Mortgaged Property and further to grant, preserve, protect, confirm and perfect the lien and security interest thereby created and perfected; (ii) (a) for all Mortgaged Properties such title policies (and title policy endorsements) with extended coverage in an amount equal to the fair market value of the applicable Mortgaged Property, reflecting that there are no encumbrances affecting each such Mortgaged Property except as permitted under the Credit Agreement, and in each case in form and substance reasonably satisfactory to the Administrative Agent, (iii) a favorable opinion of local or foreign counsel (as applicable) in each jurisdiction in which a Mortgage Property is located for the benefit of the Administrative Agent and the Lenders with respect to the enforceability of the Mortgage Amendment, together with such other opinions as the Administrative Agent shall require, and in form and substance reasonably acceptable to the Administrative Agent (it being understood and agreed that the form and substance of the opinions delivered in connection with the Closing Date are reasonably acceptable) and (iv) such further documents, instruments, acts or agreements as the Administrative Agent may reasonably request to affirm, secure, renew or perfect the liens of the Mortgages as amended. The Borrower shall also provide flood determinations and flood insurance with respect to each Mortgaged Property as required by Section 5.5(c) of the Credit Agreement. Nothing herein shall serve to amend or affect in any way the obligations of the Loan Parties pursuant to Section 5.9(b) of the Credit Agreement, as applicable.

SECTION 8. Effect of this Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the First Amendment Closing Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby.

SECTION 9. Reaffirmation. Each of Holdings, the Borrower and each Guarantor identified on the signature pages hereto (collectively, Holdings, the Borrower and such Guarantors, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Reaffirming Loan Party hereby consents to this Agreement and the transactions contemplated hereby, and hereby confirms its respective guarantees (including in respect of the Replacement Term Loans and the Incremental Term Loans), pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties (including in respect of the Replacement Term Loan Lender and the Incremental Term Loan Lenders). Each of the Reaffirming Loan Parties hereby reaffirms its obligations under each provision of each Loan Document to which it is party.

SECTION 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier (or other electronic transmission) of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 11. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 12. Governing Law; Jurisdiction, etc. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. The provisions of Sections 9.9 and 9.10 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SCHEDULE I
to the First Amendment

Replacement Term Loans

    Replacement Term Loan Lender
Replacement Term
    Loans
Credit Suisse AG, Cayman Islands Branch    $1,044,750,000
Total    $1,044,750,000

SCHEDULE II
to the First Amendment

Incremental Term Loans

    Incremental Term Loan Lender
Incremental Term
    Loans
Credit Suisse AG, Cayman Islands Branch    $200,000,000
Total    $200,000,000